Exhibit 99.1

ATHLON ENERGY PROVIDES OPERATIONAL UPDATE

FORT WORTH, Texas—(BUSINESS WIRE)—September 2, 2014

Athlon Energy (NYSE: ATHL) (“Athlon” or the “Company”) today provided an operational update.

Athlon’s Howard County horizontal well, Tubb 39 #5H (100% WI) was successfully drilled and completed using a 30-stage hybrid fracture stimulation over a perforated lateral length of 6,705 ft. in the Wolfcamp A zone.  The well flowed naturally prior to installing artificial lift and achieved a peak 3-phase 24-hour IP rate of 2,351 BOE/D (77% oil) and a peak 3-phase 30-day rate of 1,594 BOE/D (73% oil).  The production rate on the Tubb 39 #5H is currently tracking well above Athlon’s previously disclosed Howard County horizontal Wolfcamp type curve EUR of 625 MBOE for a ~7,500 ft. lateral.  Additionally, the Tubb 39 #5H is performing similar to Athlon’s second Howard County well, the Williams 17 #3H, with approximately 1,000 ft. less lateral length and the Company believes it represents the highest normalized 30-day initial production rate of any reported horizontal Wolfcamp well on the east-side of the Basin.

Athlon’s Midland County horizontal well, Davidson 37B #8H (100% WI) was successfully drilled and completed using a 30-stage hybrid fracture stimulation over a perforated lateral length of 7,744 ft. in the Wolfcamp B zone.  The well achieved a peak 3-phase 24-hour IP rate of 2,425 BOE/D (76% oil) and a peak 3-phase 30-day rate of 1,680 BOE/D (74% oil).  Both the production rate and percentage oil on the Davidson 37B #8H are currently tracking above Athlon’s previously increased Midland “Pegasus” horizontal Wolfcamp type curve EUR of 880 MBOE (68% oil) for a ~7,500 ft. lateral.

Athlon’s first Lower Spraberry well was completed in Martin County. The Dorothy Faye K #2H (100% WI) was completed using a 32-stage hybrid fracture stimulation over a perforated lateral length of 7,922 ft.  The well achieved a peak 3-phase 24-hour IP rate of 1,279 BOE/D (73% oil) and a peak 3-phase 30-day rate of 1,076 BOE/D (74% oil).  The Company believes the normalized 30-day initial production rate compares very favorably with other reported Lower Spraberry horizontal wells on the west-side of the Basin.

Barclays CEO Energy/Power Conference

Bob Reeves, Athlon’s Chairman, President, and CEO, will present at the Barclays CEO Energy/Power Conference in New York on Thursday, September 4, 2014 at 11:05 a.m. Eastern.

An updated investor presentation has been posted in the investor relations section of the Company’s website at www.athlonenergy.com.

A link to the live webcast of the presentation will also be available in the investor relations section of the Company’s website and archived there for approximately 30 days.

About Athlon Energy

Athlon Energy is an independent exploration and production company focused on the acquisition, development, and exploitation of unconventional oil and liquids-rich natural gas reserves in the Permian Basin.

Contact Information:

William Butler, 817-984-8220

Chief Financial Officer

InvestorRelations@athlonenergy.com

Ernesto Alegria, 817-984-8236

Investor Relations

ealegria@athlonenergy.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, including those with respect to Athlon’s drilling plan and ultimate resource potential, represent Athlon’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved.  These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of Athlon’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Athlon does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  New factors emerge from time to time, and it is not possible for Athlon to predict all such factors.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Athlon’s filings with the United States Securities and Exchange Commission.  The risk factors and other factors noted in Athlon’s filings could cause Athlon’s actual results to differ materially from those contained in any forward-looking statement.